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COMMON STOCK                         [LOGO]                       COMMON STOCK
CERTIFICATE No. _______                                         _________ SHARES

                          ROEBLING FINANCIAL CORP, INC.
                       INCORPORATED UNDER THE LAWS OF THE
                               STATE OF NEW JERSEY

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SEE REVERSE FOR CERTAIN
RESTRICTIONS ON TRANSFER                     SEE REVERSE FOR CERTAIN DEFINITIONS
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                  THIS                                CUSIP No. ________________
                  CERTIFIES THAT

                  IS THE
                  OWNER OF

              FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
                          PAR VALUE $0.10 PER SHARE, OF

                          ROEBLING FINANCIAL CORP, INC.

         The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Secretary of the Corporation), to all of which provisions the holder, by their acceptance hereof, assents. This certificate is not valid unless countersigned and registered by the Corporation's transfer agent and registrar.

                  THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND
                     IS NOT FEDERALLY INSURED OR GUARANTEED.

         In Witness Whereof, Roebling Financial Corp, Inc. has caused this certificate to be signed on its behalf by its duly authorized officers by hand or in facsimile and has caused its corporate seal or a facsimile thereof to be hereunto affixed.

DATED:


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         PRESIDENT                                      SECRETARY

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


                          ROEBLING FINANCIAL CORP, INC.

         The Board of Directors of the Corporation is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of serial preferred stock, $0.10 par value per share, in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

         For a period of five years from the completion of the conversion of Roebling Financial Corp., MHC from mutual to stock form, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Corporation except as provided in Certificate of Incorporation of the Corporation. In addition, persons beneficially owning, directly or indirectly, in excess of 10% of the then outstanding shares of the Common Stock of the Corporation (the "Limit"), will not be entitled or permitted to vote such shares in excess of the Limit.

         The shares represented by this Certificate may not be cumulatively voted in the election of directors of the Corporation. The affirmative vote of the holders of at least 80% of each class or series of the voting stock of the Corporation, voting separately for each class or series entitled to vote separately and together as a single class for all classes or series not entitled to vote separately, shall be required to approve certain business combinations and other transactions, pursuant to the Certificate of Incorporation or to amend certain provisions of the Certificate of Incorporation.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -         as tenants in common               UNIF TRANS MIN ACT -_______________Custodian_______________
                                                                             (Cus)                   (Minor)
TEN ENT -         as tenants by the entireties
                                                                       under Uniform Transfers to Minors
JT TEN  -         as joint tenants with right of
                  survivorship and not as tenants                      Act ___________________________
                  in common                                                         (State)

     Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED _______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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                                                                   Shares of the
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Common Stock  represented by the within  Certificate  and do hereby  irrevocably
constitute and appoint                                               Attorney to
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transfer the said Common Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated
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         NOTICE:  The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

         THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.